Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Eagle Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	415(a)(6)	(1)	(2)	—		—		—	S-3	333-234742	December 16, 2019		(4)
Carry Forward Securities	Equity	Preferred Stock, par value $0.0001 per share	415(a)(6)	(1)	(2)	—		—		—	S-3	333-234742	December 16, 2019		(4)
Carry Forward Securities	Debt	Debt Securities	415(a)(6)	(1)	(2)	—		—		—	S-3	333-234742	December 16, 2019		(4)
Carry Forward Securities	Other	Warrants	415(a)(6)	(1)	(2)	—		—		—	S-3	333-234742	December 16, 2019		(4)
Carry Forward Securities	Unallocated (Universal) Shelf	—	415(a)(6)	(1)	(2)	$200,000,000	(2)	$0.00012980	(3)(4)	—	S-3	333-234742	December 16, 2019	$25,960	(3)(4)
	Total Offering Amounts					$200,000,000				—
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fees Due									$0.00

(1)	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $200,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the maximum aggregate offering price.

(4)	The Carry-Forward Securities consist of securities previously registered under the Registration Statement on Form S-3 (File No. 333-234742), initially filed with the Securities and Exchange Commission on November 15, 2019, and declared effective on December 16, 2019 (the “2019 Registration Statement”), to register such securities with an aggregate maximum offering price of $200,000,000. In connection with the 2019 Registration Statement, registrant paid a registration fee of $25,960. As of the date of this registration statement, all of the securities registered on the 2019 Registration Statement remain unsold. Pursuant to Rule 415(a)(6), the unsold securities are being moved from the 2019 Registration Statement to this registration statement and the registration fee of $25,960 (calculated at the filing fee rate in effect at the time of the filing of the 2019 Registration Statement) previously paid by the registrant relating to the unsold securities included on this registration statement will continue to be applied to such unsold securities, and no additional filing fee is due with respect to the Carry-Forward Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the 2019 Registration Statement the Carry-Forward Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Carry-Forward Securities under the 2019 Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Carry-Forward Securities from the 2019 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) under the Securities Act and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Carry-Forward Securities under the 2019 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

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